ASSET PURCHASE AGREEMENT

         THIS  AGREEMENT,  made  and  entered  into as of May 20,  1992,  by and
between  DIGITEL,   INC.,  a  Colorado  corporation   ("Seller"),   and  WESTERN
COMMUNICATIONS, INC., a Nevada corporation;

         WHEREAS, Seller is engaged in the telephone interconnect business; and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to buy from seller, the assets and business of Seller;

         NOW,  THEREFORE,   in  consideration  of  the  mutual  representations,
warranties, covenants, and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

                      ARTICLE I: TERMS OF PURCHASE AND SALE

         1.01 Purchase and Sale. On the Closing Date, as hereinafter defined, on the terms and subject to the conditions set forth in this Agreement, Seller shall sell, convey, transfer, assign, and deliver to Buyer, and Buyer shall purchase and acquire from Seller all of Seller's right, title, and interest in and to the assets and business of Seller, whether now owned or hereafter acquired by Seller prior to the Closing Date, and Whether tangible or intangible, which are used exclusively in connection with the conduct of Seller's telephone interconnect business (the "Assets"), including, without limitation, the following:

         (a) Substantially all of the machinery, equipment, vehicles, office furniture, tools, and other tangible property owned by Seller and used exclusively in connection with the conduct of Seller's telephone interconnect business;

         (b) All supplies and inventories used exclusively in connection with the conduct of Seller's telephone interconnect business;

         (c) All accounts receivable;

         (d) Subject to Section 4.01 hereof, all of Seller's rights under the Commitments (as defined in Section 2.05 hereof), pertaining exclusively to the conduct of Seller's telephone interconnect business, including, but not limited to, any contracts for services and supplies, permits, licenses and approvals to operate the business;

         (e) All sales and promotional literature, and all books, records, files and data (including customer and supplier lists), or copies thereof, pertaining exclusively to the conduct of Seller's telephone interconnect business, except for personnel records and files, copies of which will be provided to Buyer to the extent permitted by law (the "Books and Records");

         (f) All trade names and trademarks used exclusively in connection with the conduct of Seller's telephone interconnect business, including, without limitation, Seller's right, title, and interest in and to the name "DIGITEL";

         (g) All cash, cash deposits, other cash equivalent investments, cash refunds, insurance policies, and security bonds or deposits; and

         (h) The business of Seller as a going concern and goodwill, if any.

          Specifically excluded from the Assets are the items listed on Schedule A to this Agreement.

         1.02 The Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at 3990 West Russell Road, #5, Las Vegas, Nevada 89118. as of the close of business on June 15, 1992 (the "Closing Date").

         1.03 Purchase Price and Payment. Inasmuch as the liabilities to be assumed exceed the assets to be acquired, there shall be no cash paid to Seller.

         1.04 Payment of Taxes and Other Charges. Buyer shall pay, at the closing, or if due thereafter promptly when due, all transfer taxes, sales taxes, stamp taxes, and any other taxes (other than income taxes payable by Seller) payable in connection with the transactions contemplated hereby.

         1.05 Instruments of Transfer. On the Closing Date, Seller shall deliver to Buyer duly executed instruments of transfer assignment of the Assets sufficient to vest in Buyer the interests in the Assets being conveyed in accordance with the terms of this Agreement.

         1.06 Assumption. Buyer understands and agrees that, from and after the Closing, except for those liabilities listed on Schedule B hereto and as specifically provided in Sections 1.04, 6.01 (a), and 9.03 (a), hereof to the contrary, neither Seller nor any of its affiliates shall have any liability or responsibility for any liability or obligation of or arising out of or relating to the Assets (including any Commitments included in the Assets) or Seller's telephone interconnect business of whatever kind or nature, whether contingent or absolute, whether arising prior to or on or after, and whether determined or interminable on, the Closing Date, and whether or not specifically referred to in this Agreement (such liabilities and obligations, except set forth in Sections 1.04, 6.01 (a), and 9.03 (a), hereof, being collectively referred to as the "Liabilities"). Accordingly, Buyer agrees that, effective upon the Closing, Buyer shall assume and shall thereafter pay, perform, and discharge and, effective as of the Closing, Buyer does hereby assume the Liabilities, and further agrees that it shall indemnify Seller and its affiliates and hold each of them harmless against any liability, loss, damage, claim, costs, or expense (collectively, a "Loss") incurred or suffered by any of them arising out of (i) any of the Liabilities of (ii) any breach by Buyer of, or failure by Buyer to comply with, any of the provisions of this Agreement.

              ARTICLE II: REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

         2.01 Organization. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and has the requisite corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby.

         2.02 Financial Statements. Seller has delivered to Buyer balance sheet information as of May 31, 1992 (the "Balance Sheet") and a schedule of operations for the 12-month period ending May 31, 1992 (the "Financial Statements"), copies of which are attached as Exhibit A to this Agreement. The Financial Statements fairly present the net assets and results of operations of Seller as of May 31, 1992 and for the 12-month period ending on the basis of accounting described in the footnotes thereto.

         2.03 Absence of Certain Changes or Events. Since the date of the Balance Sheet, the Seller has not (a) suffered any damage, destruction, or casualty loss to its physical properties materially and adversely affecting the business or financial condition of Seller; (b) incurred or discharged any obligation or liability except in the ordinary course of business and except obligations or liabilities that are not individually or in the aggregate material to the business or financial condition of Seller; or (c) entered into any transaction not in the ordinary course of its business except as permitted in or contemplated by other sections of this Agreement.

         2.04 Physical Properties. Seller has good title to all of the assets and properties which it purports to own (including those reflected on the Balance Sheet, except for assets and properties sold, consumed, or otherwise disposed of in the ordinary course of business since the date of the Balance Sheet) and which are material to the business financial condition of Seller, free and clear of all liens, security interest, or other encumbrances ("encumbrances"), except (a) as set forth in Schedule C attached hereto, (b) liens of current taxes not yet due or being contested in good faith by appropriate proceedings, and (c) Encumbrances which individually or in the aggregate do not have a material adverse effect on the business or financial condition of Seller.

         2.05 Commitments. Schedule D attached hereto contains a list of each contract, agreement, or understanding (including each governmental license, permit, or other governmental authorization) whether written or oral (inclluding any and all amendments thereto) to which Seller is a party, or by which it may be bound, which relates to the ownership of the Assets or the conduct of the business ( collectively, the "Commitments") and which is material to the business or financial condition of Seller. Except as disclosed in Schedule D, Seller's knowledge, Seller is not in default under any of the commitments, which default would have a material adverse effect on the business or financial condition of Seller.

         2.06 Litigation. Except as set forth in Schedule E attached hereto, there is no action or proceeding in any court or before any governmental authority ("Litigation") pending (a) to Seller's knowledge against Seller in connection with the ownership of the Assets or the conduct of Seller's business, with respect to which there is a reasonable likelihood of a determination which would have a material adverse effect on the business or financial condition of Seller, or (b) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.

         2.07 Compliance with Laws. To the best of Seller's knowledge, Seller is in compliance with all laws, rules, regulations, and orders applicable to its business ( including, without limitation, those relating to environmental protection, occupational safety and health, and equal opportunity employment practices) except where the failure to comply therewith does not have a material adverse effect on the business or financial condition of Seller.

         2.08 Corporate Power and Authority; Effect of Agreement. The execution, delivery, and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, or other similar laws relating to creditors' rights generally, and (b) general principles of equity. The execution, delivery, and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, subject to obtaining any required consents, approvals, authorizations, exemptions or waivers, (i) violate any provision of law, rule, or regulation to which Seller is subject,
(ii) violate any order, judgment, or decree applicable to Seller, or (iii) conflict with, or result in a breach or default under, any term or condition of the Articles of Incorporation or the Bylaws of Seller or any agreement or other instrument to which Seller is a party or by which Seller may be bound; except in each case, for violations, conflicts, breaches, or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

         2.09 Employee Benefit Plans. Schedule F lists all of Seller's Benefit Plans and Benefit Arrangements (each as defined in Section(9.01 hereof)). Each Benefit Plan and Benefit Arrangement has been maintained and administered in all material respects in accordance with applicable law.

         2.10 Consents. Except as set forth, no consent, approval, authorization of, exemption by, or filing with, any governmental or regulatory authority is required in connection with the execution, delivery, and performance by Seller of this Agreement or the taking of any other action contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions, and filings, if any, which Buyer is required to obtain or make.

         2.11 Disclaimer. SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, EXCEPT AS SET FORTH IN THIS ARTICLE II. IN ANY EVENT, SELLER MAKES NO WARRANTY OF MERCHANTABILITY, SUITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY, AS TO THE ASSETS, OR ANY PART THEREOF, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT THE ASSETS ARE TO BE CONVEYED HEREUNDER "AS IS" ON THE CLOSING DATE, AND IN THEIR THEN PRESENT CONDITION, AND BUYER SHALL RELY UPON ITS OWN EXAMINATION THEREOF.

              ARTICLE III: REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

         3.01 Organization. Buyer is a corporation duly organized, validly existing, and good standing under the laws of Nevada and has the requisite corporate power and authority to carry on its business as it is now being conducted, and to execute, deliver, and perform this Agreement and to consummate the transaction contemplated hereby.

          3.02 Corporate Power and Authority; Effect of Agreement. The execution, delivery, and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitute the valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, or other similar law relating to creditors' rights generally, and (b) general principles of equity. The execution, delivery, and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, subject to obtaining any required consents, approvals, authorizations, exemptions or waivers, (i) violate any provision of law, rule, or regulation to which Buyer is subject, (ii) violate any order judgement, or decree applicable to Buyer, or
(iii) conflict with, or result in a breach or default under, any term or condition of the Articles of Incorporation or the Bylaws of Buyer or any agreement or other instrument to which Buyer is a party or by which Buyer may be bound; except in each case, for violations, conflicts, breaches, or default which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

         3.03 Consents. Except as set forth herein, no consent, approval, or authorization of, or exemption by, or filing with, any governmental or regulatory authority is required in connection with the execution, delivery, and performance by Buyer of the Agreement or taking of any other action contemplated hereby, excluding, however, consents, approvals, authorizations, exemptions, and filings, if any, which Seller is required to obtain or make.

         3.04 Litigation. There is no litigation pending (i) to Buyer's knowledge against Buyer with respect to which there is a reasonable likelihood of a determination which would have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement, or (ii) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby.

                         ARTICLE IV: COVENANTS OF SELLER

         Seller hereby covenants and agrees with Buyer as follows:

         4.01 Cooperation and Assignments. Seller will use its best efforts, and will cooperate with Buyer, to secure all necessary consents, approvals, authorizations, exemptions, and waivers from third parties as shall be required in order to enable Seller to effect the transactions contemplated hereby and will otherwise use its best efforts to cause the consummation of such transaction in accordance with the terms and conditions hereof. Notwithstanding anything herein to the contrary, to the extent the assignment of any right to be assigned to Buyer pursuant to the provisions hereof shall require the consent of any other party, this Agreement shall not constitute a breach thereof or create rights in others not desired by Buyer. If any such consent is not obtained, Seller shall, at Buyer's expense, cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefit of any such right, including enforcement of any and all rights of Seller against the other party to any Commitment arising out of the breach or cancellation thereof by such party or otherwise

         4.02 Conduct of Business. Except as may be otherwise contemplated by this Agreement or required by any of the documents listed in Schedule D, or except as Buyer may otherwise consent to in writing (which consent shall not be unreasonably withheld), between the date hereof and the Closing Date, Seller will (a) in all material respects, operate its business only in the ordinary course; (b) use its best efforts to preserve the business organization intact;
(c) maintain its properties, machinery, and equipment in sufficient operation condition and repair to enable it to operate in all material respects its business in the manner in which it was operated during the 12-month period immediately prior to the date hereof; (d) continue all material existing policies of insurance (or comparable insurance) of or relating t Seller's business in full force and effect; (e) use its best efforts to keep available the services of its present officers, employees, and agent (as a group); and (f) use its best efforts to preserve its relationships with its material lenders, suppliers, customers, licensors and licensees, and other having material business dealings with is such that its business will not be substantially impaired.

         4.03 Access. Between the date hereof and the Closing, Seller shall provide Buyer with such information as Buyer may from time to time reasonably request with respect to the transactions contemplated by this Agreement, and shall provide Buyer and its representatives reasonable access during regular business hours and upon reasonable notice to the Books and Records and the properties of Seller, as Buyer may from time to time reasonably request;
provided that Seller shall not be obligated to provide Buyer with any information relating to trade secrets. Any disclosure whatsoever to Buyer shall not constitute an enlargement of or additional warranties or representations of Seller beyond those specifically set forth in this Agreement.

         4.04 Right of Endorsement. From and after the Closing Date, Buyer shall have the right and authority to endorse, without recourse, the name of Seller on any check or any other evidence of indebtedness received by Buyer and to which it is entitled on account of any receivable or other Asset transferred by Seller pursuant hereto, and Seller shall deliver to Buyer at the Closing documents sufficient to permit Buyer to deposit such checks or other evidences of indebtedness in bank accounts in the name of Buyer.

         4.05 Accounts Receivable. Seller shall remit in cash to Buyer, promptly upon the receipt of the cash, the proceeds of all checks and other payments for accounts receivable purchased by Buyer under this Agreement and coming into the possession of Seller.

         4.06 Further Assurances. At any time from time to time after the Closing Date, Seller shall, at the request of Buyer and at Buyer's expense, execute and deliver any further instruments or documents and take all such further action as Buyer may reasonably request in order to evidence the consummation of the transaction contemplated hereby.

                          ARTICLE V: COVENANTS OF BUYER

         Buyer hereby covenants and agrees with Seller as follows:

         5.01 Cooperation and Assumption. Buyer will use its best efforts, and will cooperate with Seller, to secure all necessary approvals, authorizations, exemptions, and waivers from third parties as shall be required in order to enable Buyer to effect the transactions contemplated hereby, and will otherwise use its best efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof.

         5.02 Books and Records; Personnel. For a period of seven years from the Closing Date:

         (a) Buyer shall neither dispose nor destroy any of the Books and Records without first offering to turn over possession thereof to Seller by written notice to Seller at least 30 days prior to the proposed date of such disposition or destruction.

         (b) Buyer shall allow Seller and its agents access to all Book and Records during normal working hours at Buyer's principal places of business or at any location where any Books and Records are stored, and Seller shall have the right, at its own expense, to make such copies of any Books and Records; provided, however, that any such access or coping shall be had or done in such a manner so as not to interfere with the normal conduct of Buyer's business.

         (c) Buyer shall make available to Seller upon written request and at Seller's expense, but consistent with Buyer's business requirements, (i) Buyer's personnel to assist Seller in locating and obtaining the Books and Records and
(ii) and of Buyer's personnel whose assistance or participation is reasonably required by Seller in anticipation of, or in preparation for, existing or future litigation, tax returns, or other matters in which Seller is involved.

         (d) The foregoing provisions of this Section 5.02 shall be in addition to the obligations of Buyer under Section 6.01 hereof.

         5.03 Buyer's Knowledge of Business; Seller's Representations Modified by Buyer's Knowledge. To the knowledge of Buyer, Seller's representations and warranties made in this Agreement are true and correct. Buyer hereby agrees that to the extent any representation or warranty of Seller made herein is, to the knowledge of Buyer acquired prior to the Closing, untrue or incorrect, if Buyer elects to close, (a) Buyer shall have no rights under this Agreement by reason of such untruth or inaccuracy, and (b) any such representation or warranty by Seller shall be deemed t be amended to the extent necessary to render it consistent with such knowledge of Buyer.

         5.04 Further Assurances. At any time or from time to time after the Closing Date, Buyer shall, at the request of Seller and at Seller's expense, execute and deliver any further instruments or documents and take all such further action as Seller may reasonably request in order to evidence the consummation of the transactions contemplated hereby.

                        ARTICLE VI: ADDITIONAL COVENANTS

         6.01 Taxes.

         (a) Seller shall be liable for all income and franchise taxes payable as a result of the operations of Seller prior to the Closing. Buyer shall be liable for all income and franchise taxes payable as a result of the operation of the business acquired hereunder from and after the Closing.

         (b) After the Closing Date, Buyer and Seller shall make available to the other, as reasonably requested, and to any taxing authority, all information, records, or documents relating to tax liabilities or potential tax liabilities of or relating to Seller for all periods prior t or including the Closing Date and shall preserve all such information, records, and documents until the expiration of any applicable statute of limitations or extensions thereof. Buyer shall prepare and provide to Seller any federal, state, local, or foreign tax information package requested by Seller for Seller's use in preparing its tax returns. Such tax information packages shall be completed by Buyer and provided to Seller within 90 days after the Closing. Each party shall bear its own expenses in complying with the foregoing provisions.

         (c) Buyer shall promptly notify Seller in writing upon receipt by Buyer or any affiliate of Buyer of notice of any pending or threatened federal, state, local, or foreign income or franchise tax audits or assessments of or relating Seller's business for taxable periods ending prior to or including the Closing Date. Seller shall have the sole right to represent its interests in any tax audit or administrative or court proceeding relating to taxable period for which Seller is responsible for the payment of taxes, and to employ counsel of its choice at its expense. Buyer agrees that it will cooperate fully with Seller and its counsel in the defense against or compromise of any claim in any said proceeding.

                 ARTICLE VII: CONDITIONS TO BUYER'S OBLIGATIONS

          The obligations of Buyer to purchase the Assets and assume the Liabilities shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions.

         7.01 Representations, Warranties, and Covenants of Seller. Seller shall have complied in all material respects with all of its agreements and covenants contained herein to be performed at or prior to the Closing Date, and all the representations and warranties of Seller contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except otherwise contemplated hereby, and except to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true as of the specified date, and except to the extent that any failure of such representations and warranties to be true as aforesaid when taken in the aggregate would not have a material adverse effect on the business or financial condition of Seller. Buyer shall have received a certificate of Seller, dated as of the Closing Date and signed by an officer of Seller, certifying as to the fulfillment of the condition set forth in this Section 7.01.

         7.02 No Prohibition. No statute, rule, or regulation or order of any court or administrative agency shall be in effect which restrains or prohibits Buyer from consummating the transactions contemplated hereby.

         7.03 Further Action. All consents, approvals, authorizations, exceptions, and waivers from third parties that shall be required in order t enable Buyer t consummate the transactions contemplated hereby shall have been obtained (except for such consents, approvals, authorizations, exemptions, and waivers the absence of which would not render such consummation illegal).

                ARTICLE VIII: CONDITIONS TO SELLER'S OBLIGATIONS

         The obligations of Seller to sell the Assets shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

         8.01 Representations, Warranties, and Covenants of Buyer. Buyer shall have complied in all material respects with all of its agreements and covenants contained herein to be performed at or prior to the Closing Date, and all of the representations and warranties of Buyer contained herein shall be true in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except as otherwise contemplated hereby, and except to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same shall continue on the Closing Date to have been true as of the specified date, and except to the extent that any failure of such representations and warranties to be true as aforesaid when taken in the aggregate would not have a material adverse effect on the business or financial condition of Buyer. Seller shall have received a certificate of Buyer, dated as of the Closing Date and signed by an officer of Buyer, certifying as to the fulfillment of the condition set forth in this Section 8.01.

         8.02 No Prohibition. No statute, rule, or regulation or order of any court or administrative agency shall be in effect which restrains or prohibits Seller from consummating the transactions contemplated hereby.

         8.03 Further Action. All consents, approvals, authorizations, exemptions, and waivers from third parties that shall be required in order to enable Seller to consummate the transactions contemplated hereby shall have been obtained (except for such consents, approval, authorizations, exemptions, and waivers the absence of which would not render such consummation illegal).

            ARTICLE IX: EMPLOYMENT AND EMPLOYEE BENEFITS ARRANGEMENTS

         9.01 Definitions.

         (a) The term "Employees" shall mean all current employees ( including those on lay-off or leave of absence, whether paid or unpaid), former employees and retired employees of Seller;

         (b) The term "Company Benefit Plans" shall mean each and all "employee benefit plans" as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained or contributed to by Seller and covering Employees, including (i) any such plans that are "employee welfare benefit plans" as defined in Section 3 (1) of ERISA and (ii) any such plans that are "employee pension benefit plans" as defined in Section 3 (2) of ERISA;

         (c) The term "Benefit Arrangements" shall mean life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit, and other employee benefit plans, contracts ( other than individual employment, consultancy, or severance contracts), policies or practices of Seller providing employee or executive compensation or benefits to Employees, other than the Company Benefit Plans.

         9.02 Employment. As of the Closing Date, Buyer shall offer to all current Employees employment at the same salaries and wages ( including commission and sales incentive programs) and on substantially the same or better terms and conditions as those in effect immediately prior to the Closing Date.

         9.03 Pension and Other Plans.

         (a) As of the Closing Date, Seller shall terminate the Digitel, Inc. Employee Profit Sharing and Stock Ownership Plan and Trust and distribute account balances to all Employees who are participants in such Plan in accordance with the provisions of such Plan and applicable law.

         (b) As of the Closing Date, Buyer shall adopt and become the successor sponsor of the Digitel, Inc. 401(k) Profit Sharing Plan and Trust ( the "401(k) Plan"). As of the Closing Date, Buyer shall assume all of the Seller's liabilities and obligations with respect to the 401(k) Plan, including without limitation all obligations to make contributions required to be made to the 401(k) Plan after the Closing Date.

          9.04 Other Benefit Plans. With respect t Employees, Buyer agrees to assume and maintain for a period of two years commencing on the Closing Date those Company Benefit Plans (other than those Company Benefit Plans which are covered by Section 9.03 hereof) and Benefit Arrangements maintained or sponsored by Seller immediately Prior to the Closing Date solely for Employees, and to establish employee benefit plans providing benefits which are equivalent to or better than the benefits provided to Employees under each other Company Benefit Plan ( other than those Company Benefit Plans which are covered by Section 9.03 hereof) and Benefit Arrangements. Buyer shall grant all Employees after the Closing Date credit for all service with Seller, its affiliates, and their respective predecessors prior to the Closing Date for all purposes for which such service was credited to Employees by Seller, its affiliates, and their perspective predecessors. Buyer shall assume all liabilities and obligations of Seller and its affiliates under the Company Benefit Plans (other than those Company Benefit Plans which are covered by Section 9.03 hereof), Benefit Arrangements and workers compensation arrangements with respect to the Employees and their dependants, including, but not limited to, (i) liabilities and obligations for benefits, compensation, contributions, insurance premiums, and administrative expenses, whether incurred or accrued before, on, or after the Closing Date and whether or not reported as of the Closing Date, (ii) liabilities and obligations arising under the continuation coverage requirements of Section 162(k) of the code and Section 601 of ERISA with respect to all
Employees (or any beneficiary or dependent of any Employee) who, as of the Closing Date, have exercised or are eligible to exercise their right to such continuation coverage and (iii) liabilities and obligations to provide post-retirement health and life insurance benefits to Employees (whether or not currently retired), and Buyer shall indemnify Seller and its affiliates and hold each of them harmless for any loss which any of them may incur in respect of any of the foregoing.

                     ARTICLE X: TERMINATION PRIOR TO CLOSING

         10.01 Termination. This Agreement may be terminated at any time prior to the Closing:

         (a) By the mutual written consent of Buyer and Seller, or

         (b) By either Seller or Buyer in writing, without liability to the terminating party on account of such termination (provided the termination party is not otherwise in default or in breach of this Agreement), if the Closing shall not have occurred on or before June 15, 1992; or

         (c) By either Seller or Buyer in writing, without liability to the terminating party on account of such termination (provided the terminating party is not otherwise in default or in breach of this Agreement), if the other party, as the case may be, shall (i) fail to perform in any material respect its agreements contained herein required to be performed prior to the Closing Date, or (ii) material breach any of its representations, warranties, or covenants contained herein.

         10.02 Effect on Obligations. Termination of this Agreement pursuant to this Article shall terminate all obligations of the parties hereunder, except for the obligations under Sections 11.08 and 11.09 and the last sentence of
Section 4.03; provided,  however,  that termination pursuant to paragraph (b) or
(c) of Section 10.01 shall not relieve the defaulting or breaching party from any liability to the other party hereto.

                            ARTICLE XI: MISCELLANEOUS

         11.01 No Survival. The representations and warranties made in this Agreement or in any certificate or other document delivered pursuant hereto or in connection herewith and the covenants and agreements contained herein to be performed or complied with at or prior to the Closing shall not survive the Closing (except for the representations and warranties of Seller contained in Section 2.04 hereof which shall survive the Closing and shall thereupon expire (except to the extent a written notice asserting a claim for breach of such Section shall have been given to Seller prior to such first anniversary date)). The covenants and agreements contained herein to be performed or complied with after the Closing shall survive without limitation as to time, unless the covenant or agreement specifies a term, in which case such covenant or agreement shall survive for a period of one year following the expiration of such specified term and shall thereupon expire (except to the extent a written notice asserting a claim for breach of such covenant or agreement shall have been given to the party alleged to have committed such breach prior to the end of such one-year period).

         11.02 Entire Agreement. This Agreement (including the Exhibits and Schedules) constitute the sole understanding of the parties with respect to the subject matter hereof. Matters disclosed by Seller to Buyer pursuant to any Section of this Agreement shall be deemed to be disclosed with respect to all Sections of this Agreement.

         11.03 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other party hereto. If this Agreement is assigned with such consent, the terms and conditions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective assigns; provided, however, that no assignment of this Agreement or any of the frights or obligations hereof shall relieve the assignor of its obligations under this Agreement.

         11.04 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         11.05 Headings. The headings of the Articles, Sections, and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         11.06 Modification and Waiver. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof.

          11.07 Broker's Fees. Each of the parties hereto (i) represents and warrants that it has not taken and will not take any action that would cause the other party hereto to have any obligation or liability to any person for a finder's fee or broker's fee, and foregoing representation and warranty, whether or not the Closing occurs.

          11.08 Expenses. Seller and Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including, without limited the generality of the foregoing, fees, and expenses of its own financial consultants, accountants, and counsel.

          11.09 Notices. Any notice, request, instruction, or other document to be given hereunder by either party hereto to the other party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid,

          If to Seller:                     Digitel, Inc.
                                            3990 W. Russell Road, #5
                                            Las Vegas, NV 89118

          If to Buyer:                      Western Communications, Inc.
                                            3990 W. Russell Road, #5
                                            Las Vegas, NV 89118

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

          11.10 Governing Law. This Agreement shall be constructed in accordance with and governed by the laws of the State of Nevada applicable to agreements made to be performed wholly within such jurisdiction.

          11.11 Public Announcements. Neither Seller nor Buyer shall make any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other party (which consent may not be unreasonably withheld) except as may be required by law.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                                       "Seller"
                                       DIGITEL, INC.

                                       By:/s/Gordon E. Beckstead
                                       Gordon E. Beckstead, President

                                       "Buyer"
                                       WESTERN COMMUNICATIONS, INC.

                                       By:/s/Michael C. Curry
                                       Michael C. Curry, President